EXHIBIT 4.14

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Security Agreement”) is entered into June 18, 2021, in connection with the Senior Secured Convertible Promissory Note, by and between Global Wholehealth Partners Corporation, a Nevada corporation (the “Borrower”), and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (“Secured Party”).

RECITALS

                          A.         The Borrower has entered into a Senior Secured Convertible Note with the Secured Party (the “Note”, attached hereto as Exhibit A) in the principal amount of Two Hundred Seventy-Five Thousand dollars ($275,000.00) dated on or about the date hereof the parties are entering this Security Agreement.

                          B.         As security for Borrower’s repayment obligations under the Note, the Borrower agrees to grant Secured Party a security interest in the Collateral described below.

                          C.         This Security Agreement together with the Note and all documents referenced therein, or executed in connection herewith shall collectively be referred to herein as the “Transaction Documents.”

NOW, THEREFORE, to that end and in consideration of the premises, and covenants set forth below, and the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration, the parties hereto agree as follows:

1.        SECURITY INTEREST.  TO SECURE THE OBLIGATIONS (AS DEFINED BELOW), THE BORROWER GRANTS TO SECURED PARTY A FIRST PRIORITY SECURITY INTEREST IN ALL RIGHT, TITLE, AND INTEREST TO THE ASSETS OF THE BORROWER (THE “COLLATERAL”, DEFINED BELOW), THE AMOUNT OF WHICH IS DETERMINED BY THE AMOUNT DUE UNDER THE NOTE.

2.        COLLATERAL.  AS USED HEREIN, COLLATERAL SHALL MEAN THE COLLATERAL IN WHICH THE SECURED PARTIES ARE GRANTED A SECURITY INTEREST BY THIS AGREEMENT AND WHICH SHALL INCLUDE THE FOLLOWING PERSONAL PROPERTY OF THE BORROWER, WHETHER PRESENTLY OWNED OR EXISTING OR HEREAFTER ACQUIRED OR COMING INTO EXISTENCE, WHEREVER SITUATED, AND ALL ADDITIONS AND ACCESSIONS THERETO AND ALL SUBSTITUTIONS AND REPLACEMENTS THEREOF, AND ALL PROCEEDS, PRODUCTS AND ACCOUNTS THEREOF, INCLUDING, WITHOUT LIMITATION, ALL PROCEEDS FROM THE SALE OR TRANSFER OF THE COLLATERAL AND OF INSURANCE COVERING THE SAME AND OF ANY TORT CLAIMS IN CONNECTION THEREWITH:

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Borrower’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by the Borrower), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

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(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit; and

(iv) All documents, letter-of-credit rights, instruments and chattel paper; all commercial tort claims; all deposit accounts and all cash (whether or not deposited in such deposit accounts); all investment property; all supporting obligations; and all files, records, books of account, business papers, and computer programs; and all the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above.

(v) Without in any way limiting the foregoing definition, the Borrower has included a list containing its current assets (“Asset Schedule”) that are being used as Collateral hereunder and attached as Exhibit B hereto. However, failure by the Borrower to include an asset on the Asset Schedule does not mean it is not included within the definition of Collateral as used in this Security Agreement.

Notwithstanding the foregoing, none of the following items will be included in the Collateral: (a) assets if the granting of a security interest in such asset would (I) be prohibited by applicable law (but proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC, shall not be deemed excluded from the Collateral regardless such prohibition), or (II) be prohibited by contract (except to the extent such prohibition is overridden by UCC Section 9-408) (but proceeds and receivables thereof shall not be deemed excluded from the Collateral regardless of such prohibition); (b) any property and assets, the pledge of which would require approval, license or authorization of any governmental body, unless and until such consent, approval, license or authorization shall have been obtained or waived; (c) assets in circumstances where Secured Party reasonably determines that the cost, burden or consequences (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby; provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

3.                OBLIGATION.  THE SECURITY INTEREST GRANTED HEREUNDER IS GIVEN AS SECURITY FOR THE PAYMENT AND PERFORMANCE OF ALL INDEBTEDNESS AND OBLIGATIONS OWED BY THE BORROWER TO SECURED PARTY, WHETHER NOW EXISTING OR HEREAFTER INCURRED, UNDER OR IN CONNECTION WITH OR EVIDENCED BY THE NOTE AND/OR THIS SECURITY AGREEMENT, TOGETHER WITH ALL EXTENSIONS, MODIFICATIONS, OR RENEWALS OF ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ALL UNPAID PRINCIPAL AMOUNTS, ALL INTEREST ACCRUED THEREON, ALL FEES AND ALL OTHER AMOUNTS PAYABLE BY THE BORROWER TO SECURED PARTY THEREUNDER OR IN CONNECTION THEREWITH (HEREINAFTER REFERRED TO, COLLECTIVELY, AS THE “OBLIGATIONS”)

4.                AUTHORITY.  THE BORROWER WARRANTS THAT IT IS AUTHORIZED TO ENTER INTO THIS SECURITY AGREEMENT WITH SECURED PARTY AND HAS REQUISITE AUTHORITY TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN.

5.                DEFAULT.  EACH OF THE FOLLOWING SHALL CONSTITUTE AN EVENT OF DEFAULT (“EVENT OF DEFAULT”) UNDER THIS SECURITY AGREEMENT:

(a)             Representations and Warranties.  If any of the representations and warranties made by the Borrower herein, or by the Borrower in any of the Transaction Documents shall be false or misleading in any material respect when made;

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(b)             Covenants.  If the Borrower shall be in material default under any of the terms, covenants, conditions, or obligations of this Security Agreement or any of the Transaction Documents and such default shall not have been cured within three (3) Banking Days of the Borrower’s receipt of Secured Party’s written notice of default;

(c)             Disposition of Collateral. If the Borrower shall sell, use, assign, pledge, or in any other dispose of the Collateral in a way contrary to this Security Agreement or the Transaction Documents, it shall be considered an Event of Default under

(d)             Scope of Default. Any Event of Default under this Security Agreement is separate and specific to this Security Agreement and does not otherwise affect or impact any default under any other document or agreement between the parties unless specifically referenced herein or therein.

6.                REMEDIES.  IN ADDITION TO ANY REMEDIES SPECIFICALLY INCLUDED IN SECTION 6 HEREIN, SECURED PARTY SHALL HAVE ANY OTHER REMEDY AVAILABLE TO IT UNDER LAW OR FOR ANY EVENT OF DEFAULT UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS.

7.                GENERAL.  THE WAIVER BY SECURED PARTY OF ANY BREACH OF ANY PROVISION OF THIS SECURITY AGREEMENT OR WARRANTY OR REPRESENTATION HEREIN SET FORTH HEREIN WILL NOT BE CONSTRUED AS A WAIVER OF ANY SUBSEQUENT BREACH.  THE FAILURE TO EXERCISE ANY RIGHT HEREUNDER BY SECURED PARTY WILL NOT OPERATE AS A WAIVER OF SUCH RIGHT. ALL RIGHTS AND REMEDIES HEREIN PROVIDED ARE CUMULATIVE. THE BORROWER MAY NOT ASSIGN ITS RIGHTS OR DELEGATE ITS DUTIES HEREUNDER WITHOUT SECURED PARTY’S WRITTEN CONSENT. ANY PROVISION HEREOF FOUND TO BE INVALID WILL NOT INVALIDATE THE REMAINDER.  ALL WORDS USED HEREIN WILL BE CONSTRUED TO BE OF SUCH GENDER AND NUMBER AS THE CIRCUMSTANCES REQUIRE. THIS SECURITY AGREEMENT BINDS THE BORROWER AND THEIR SUCCESSORS AND ASSIGNS, AND INURES TO THE BENEFIT OF SECURED PARTY AND ITS SUCCESSORS AND ASSIGNS. THIS SECURITY AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY DIFFERENT PARTIES HERETO IN SEPARATE COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH TAKEN TOGETHER SHALL CONSTITUTE BUT ONE AND THE SAME SECURITY AGREEMENT.

8.                CHOICE OF LAW, VENUE, JURY TRIAL WAIVER. EXCEPT AS OTHERWISE AND SPECIFICALLY PROVIDED HEREIN OR AS OTHERWISE SPECIFICALLY PROHIBITED BY APPLICABLE LAW, NEVADA LAW GOVERNS THIS SECURITY AGREEMENT AND THE TRANSACTION DOCUMENTS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES EACH SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF NEW YORK; PROVIDED, HOWEVER, THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED TO OPERATE TO PRECLUDE SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS IF PERMITTED BY THIS SECURITY AGREEMENT, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURED PARTY.

9.             MODIFICATION; WAIVER.  NONE OF THE TERMS OR PROVISIONS OF THIS SECURITY AGREEMENT MAY BE CHANGED, WAIVED, MODIFIED, DISCHARGED, OR TERMINATED EXCEPT BY INSTRUMENT IN WRITING EXECUTED BY THE PARTY OR PARTIES AGAINST WHOM ENFORCEMENT OF THE CHANGE, WAIVER, MODIFICATION, DISCHARGE, OR TERMINATION IS ASSERTED.  NONE OF THE TERMS OR PROVISIONS OF THIS SECURITY AGREEMENT SHALL BE DEEMED TO HAVE BEEN ABROGATED OR WAIVED BY REASON OF ANY FAILURE OR FAILURES TO ENFORCE THE SAME.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND SECURED PARTY EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT, THE NOTE DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS SECURITY AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND BY ITS EXECUTION OF THIS SECURITY AGREEMENT

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CONFIRMS THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH COUNSEL.

[THIS SECTION INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

BORROWER

Global Wholehealth Partners Corporation

By: ___________________________

             Charles Strongo, CEO

SECURED PARTY

FirstFire Global Opportunities Fund, LLC

             By: FirstFire Capital Management, LLC,

             its manager

By: ___________________________

             Eli Fireman, Manager

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EXHIBIT A

(Note)

EXHIBIT B

(Asset Schedule)

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